Exhibit 23.3






             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CalAmp Corp. 2004 Stock Incentive Plan of our report dated June 22, 2004, with respect to the consolidated financial statements of Vytek Corporation (formerly Vytek Wireless, Inc.) as of December 31, 2003 and 2002 and for each of the two years in the period then ended, included in the CalAmp Corp. (formerly California Amplifier, Inc) Current Report on Form 8-K/A dated June 28, 2004.


                                     /s/ Ernst & Young LLP

Stamford, Connecticut
October 14, 2004